                                                                     Exhibit 4.2


THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY BE REOFFERED AND SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, OFFERED FOR SALE OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY IN FORM AND SUBSTANCE TO COUNSEL FOR THE COMPANY THAT THE TRANSACTION SHALL NOT RESULT IN A VIOLATION OF STATE OR FEDERAL SECURITIES LAWS.


                     DICK'S CLOTHING & SPORTING GOODS, INC.
                     --------------------------------------


                  Series E Warrant, Class B, for the Purchase
             of Shares of Series E Preferred Stock or Common Stock
             -----------------------------------------------------

No. FIELD A

         FOR VALUE RECEIVED, DICK'S CLOTHING & SPORTING GOODS, INC., a New York corporation (the "Company"), hereby certifies that FIELD B, with a mailing address of FIELD C, or a permitted assign thereof, is entitled to purchase from the Company, at any time or from time to time, commencing only on the Warrant Exercise Date (as hereinafter defined), and prior to 5:00 p.m., New York City time, on the Warrant Expiration Date (as hereinafter defined), the Exercise Number (as hereinafter defined) of fully paid and non-assessable shares of the Series E Convertible Preferred Stock, par value $.01 per share (the "Series E Preferred Stock"), of the Company for purchase price of one cent ($.01) per share.

    1.   Definitions.
         ------------

         "Administration Expense" means the Company's corporate expense before pre-operating costs, PROVIDED, that if Store Contribution exceeds the FY 1998 Store Contribution Percentage, the excess of such amount shall be used to reduce Administration Expense for FY 1998. Administration Expense shall be calculated using the information reflected in the FY 1998 Audited Statements.

         "Aggregate Exercise Price" means the aggregate purchase price payable hereunder for the Warrant Shares, consisting of the Per Share Exercise Price times the aggregate number of Warrant Shares purchasable hereunder.

         "Certificate" means the Company's Amended and Restated Certificate of Incorporation, as it may be amended from time to hereafter.

         "Class A Warrants" means the Series E Warrants, Class A, for the purchase of shares of Series E Preferred Stock (or Common Stock, if a Conversion Event has occurred), issued pursuant to paragraph 4(c)( 7A) of the Certificate.

         "Class C Warrant" means the Series E Warrants, Class C, for the purchase of shares of Series E Preferred Stock (or Common Stock, if a Conversion Event has occurred), issued pursuant to paragraph 4(c)(7C) of the Certificate.

         "Common Stock" means the Company's common stock, par value $.01 per share.

         "Conversion Event" means the conversion of all outstanding shares of Series E Preferred Stock to Common Stock pursuant to the mandatory conversion provision of the Series E Preferred Stock contained in the Certificate.

         "Convertible Security" means any stock or security convertible into or exchangeable for Common Stock.

         "Exercise Number" means the aggregate number of Warrant Shares purchasable upon the exercise of this Warrant, which shall be equal to such number of Warrant Shares as is obtained by multiplying (a) the number obtained by multiplying the sum of (i) the aggregate number of outstanding shares of Common Stock issued and outstanding on the Warrant Exercise Date, plus (ii) the number of shares of Common Stock of the Company issuable upon the exercise of all Options that have been granted by the Company as of the Warrant Exercise Date and upon the conversion of all Convertible Securities outstanding as of the Warrant Exercise Date including shares issuable upon the exercise of the Class B Warrants (whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable), but excluding shares issuable upon the exercise of the Class A Warrants and the Class C Warrants (except as provided in subparts (iii) and (iv) below), plus (iii) the number of shares of Series E Preferred Stock (or Common Stock, if a Conversion Event has occurred) issuable upon the exercise of the Class A Warrants, if the Class A Warrants become exercisable prior to the exercise of this Warrant, plus (iv) the number of shares of Series E Preferred Stock (or Common Stock, if a Conversion Event has occurred) issuable upon the exercise of the Class C Warrants, if the Class C Warrants become exercisable prior to the exercise of this Warrant, times
(b) three percent (3%), times (c) a fraction, the numerator of which is the Initial Preferred Shares and the denominator of which is the aggregate number of shares of Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock outstanding at the Warrant Exercise Date.

         "FY 1998" means the fiscal year ended on or about February 28, 1998.

         "FY 1998 Audited Statements" means the Company's audited financial statements for FY 1998.

         "FY 1998 Store Contribution Percentage" means six percent (6.00%).

         "Holder" means the holder of this Warrant.

         "Initial Preferred Share" means the number of shares of Series E Preferred Stock, Series F Preferred Stock and/or Series G Preferred Stock purchased by the Original Holder pursuant to the Series E, F and G Purchase Agreement, which is FIELD D.

         "Options" means any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock.

         "Original Holder" means FIELD E.

         "Sale of the Company" means the consolidation or merger of the Company into or with any other entity or entities which results in the exchange of outstanding shares of the Company for securities or other consideration issued or paid or caused to be issued or paid by any such entity or affiliate thereof, and the sale or transfer by the Company of more than fifty-five percent (55%) of its assets.

         "Per Share Exercise Price" means the price payable hereunder for each of the Warrant Shares, which shall be one cent ($.01) per share.

         "Series C Preferred Stock" means the Company's Series C Convertible Preferred Stock, $.01 par value.

         "Series D Preferred Stock" means the Company's Series D Convertible Preferred Stock, $.01 par value, $.01 par value.

         "Series E Preferred Stock" means the Company's Series E Convertible Preferred Stock, $.01 par value.

         "Series E, F and G Purchase Agreement" means the Series E, F and G Convertible Preferred Stock Purchase Agreement dated as of February 12, 1996, as amended, among the Company and certain of its shareholders.

         "Series F Preferred Stock" means the Company's Series F Convertible Preferred Stock, $.01 par value.

         "Series G Preferred Stock" means the Company's Series G Convertible Preferred Stock, $.01 par value.

         "Series E Warrants" means the warrants to purchase Series E Preferred Stock (or Common Stock, if there has been a Conversion Event) issued to holders of the Company's Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock in accordance with paragraph 4(c)(7) of the Certificate, designated as Class A Warrants, Class B Warrants and Class C Warrants.

         "Stock" means the Series E Preferred Stock, together with any other equity securities (including the Common Stock into which the Series E Preferred Stock is convertible) which may be issued by the Company with respect thereto or in substitution therefor.

         "Stockholders' Agreement" means the Amended and Restated Stockholders' Agreement dated November 22, 1993, as amended, among the Company and its shareholders.

         "Store Contribution" means the Company's sales (excluding proceeds from real estate sale-lease back transactions) less cost of sales, store payrolls, bonuses, employee fringe benefits, taxes, employee health insurance premiums and other expenses, advertising and store general and administrative expenses, PROVIDED, that cash reserves for store closings of up to one million dollars ($1,000,000) over any two-year period may be excluded from the calculation of Store Contribution if such reserves are approved by the vote of at least eighty percent (80%) of the Company's Board of Directors. Store Contribution shall be calculated using the information reflected in the Company's audited financial statements for FY 1998.

         "Warrant" means this Series E Warrant, Class B, for the purchase of shares of Series E Preferred Stock (or Common Stock, if a Conversion Event has occurred).

         "Warrant Exercise Date" means the date the Company's FY 1998 Audited Statements are issued by the independent certified public accountant performing the audit thereon if, and only if, the FY 1998 Audited Statements indicate that a Warrant Exercise Event has occurred.

         "Warrant Exercise Event" means the occurrence, for FY 1998, as reflected on the Company's FY 1998 Audited Statements, of one or both of the following: (a) Store Contribution is less than or equal to the FY 1998 Store Contribution Percentage of the Company's sales (excluding proceeds from real estate sale-leaseback transactions), or (b) Administration Expense exceeds twenty million dollars ($20,000,000).

         "Warrant Share" means the shares of Stock purchasable hereunder.

         "Warrant Expiration Date" means the earlier of (a) seven (7) years from the Warrant Exercise Date, or (b) the effective date of a Sale of the Company, or (c) one (1) business day prior to the effective date of an underwritten public offering of shares of Common Stock of the Company.

    2.   Exercise of Warrant.
         --------------------

         (a) This Warrant may be exercised, in whole at any time or in part from time to time, commencing only upon the Warrant Exercise Date, and prior to 5:00 P.M., New York City time, on the Warrant Expiration Date, by the Holder by the surrender of this Warrant (with the subscription form at the end hereof duly executed) at the address set forth in Subsection 9(a) hereof, together with proper payment of the Aggregate Exercise Price, or the proportionate part thereof if this Warrant is exercised in part. Payment for Warrant Shares shall be made by certified or official bank check payable to the order of the Company. If this Warrant is exercised in part, this Warrant must be exercised for a number of whole shares of the Stock, and the Holder is entitled to receive a new Warrant covering the Warrant Shares which have not been exercised and setting forth the proportionate part of the Aggregate Exercise Price applicable to such Warrant Shares. Upon such surrender of this Warrant, the Company will (i) issue a certificate or certificates in the name of the Holder for the largest number of whole shares of the Series E Preferred Stock to which the Holder shall be entitled and, if this Warrant is exercised in whole, in lieu of any fractional share of the Stock to which the holder shall be entitled, pay to the Holder cash in an amount equal to the fair value of such fractional share (determined in such reasonable manner as the Board of Directors of the Company shall determine), PROVIDED, that if there has been a Conversion Event on or before the date of any whole or partial exercise of this Warrant, then, upon surrender of this Warrant, the Company will issue a certificate or certificates in the name of the Holder for the largest number of whole shares of the Common Stock to which the Holder shall be entitled in accordance with the conversion terms of the Series E Preferred Stock and, if this Warrant is exercised in whole, in lieu of any fractional share of the Common Stock to which the Holder shall be entitled, pay to the Holder cash in an amount equal to the fair value of such fractional share (determined in such reasonable manner as the Board of Directors of the Company shall determine), and (ii) deliver the other securities and properties receivable upon the exercise of this Warrant, if any, or the proportionate part thereof if this Warrant is exercised in part, pursuant to the provisions of this Warrant.

         (b) If (i) the FY 1998 Audited Statements are issued, and no Warrant Exercise Event has occurred, or (ii) there is a Sale of the Company or an underwritten public offering of shares of the Common Stock before the end of FY 1998, this Warrant shall not become exercisable and shall be cancelled and terminated automatically with no further action by the Company or any Holder hereof required.

         (c) In lieu of exercising this Warrant, on and after the Warrant Exercise Date and prior to the Warrant Expiration Date, the Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election in which event the Company shall issue to the Holder a number of shares of Stock computed using the following formula:

                 X     =     Z(FMV-EP)
                              ---------
                                 FMV
         where:

         X       =     the number of shares of Stock to be issued to the Holder.

         Z       =     the number of Warrant Shares purchasable under this
                       Warrant at the time of such exercise.

         FMV     =     the fair market value of one share of Common Stock at the
                       time of such exercise as determined pursuant to the provisions of paragraph 4(c)(3E) of the Certificate.

         EP      =     Exercise Price.

    3.   Reservation of Warrant Shares.
         ------------------------------

    The Company agrees that it will at all times reserve, and will keep available, solely for issuance or delivery upon the exercise of this Warrant, the shares of the Series E Preferred Stock, the shares of the Common Stock into which the shares of Series E Preferred Stock are convertible, and other securities and properties as from time to time shall be receivable upon the exercise of this Warrant, free and clear of all restrictions on sale or transfer and free and clear of all pre-emptive rights.

    4.   Adjustments to Warrant.
         -----------------------

         (a) In case the Company shall, after the Warrant Exercise Date (i) pay a dividend or make a distribution on its capital stock in shares of Series E Preferred Stock, or after a Conversion Event, in shares of Common Stock, (ii) subdivide its outstanding shares of Series E Preferred Stock, or after a Conversion Event, Common Stock, into a greater number of shares, (iii) combine its outstanding shares of Series E Preferred Stock, or after a Conversion Event, its outstanding shares of Common Stock, into a smaller number of shares, or (iv) issue by reclassification of its Series E Preferred Stock, or after a Conversion Event, issue by reclassification of its Common Stock, any shares of capital stock of the Company, then, in such event, the Per Share Warrant Price shall be adjusted, subject to Sections 4(c) and (d) hereof, so that the Holder of this Warrant upon the exercise hereof shall be entitled to receive the number of shares of Series E Preferred Stock or, after a Conversion Event, shares of Common Stock, or other capital stock of the Company which it would have owned immediately following such action had such Warrant been exercised immediately prior thereto. An adjustment made pursuant to this Section 4(a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this Subsection 4(a), the Holder, when this Warrant is surrendered for exercise, shall become entitled to receive shares of two or more classes of capital stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be described in a written notice to the Holder of this Warrant promptly after such adjustment) shall determine the allocation of the adjusted Per Share Warrant Price between or among shares of such classes of capital stock.

         (b) In case of any capital reorganization or reclassification, or any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another entity of the property of the Company as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), that occurs after the Warrant Exercise Date, the Holder of this Warrant shall have the right thereafter to convert this Warrant into the kind and amount of securities, cash or other property which it would have owned or have been entitled to receive immediately after such reorganization, reclassification, consolidation, merger, statutory exchange, sale of conveyance had this Warrant been converted immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance. This Section 4(b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, statutory exchanges, sales or conveyances that occur after the Warrant Exercise Date. The issuer of any shares of stock or other securities or property thereafter deliverable on the conversion of this Warrant shall be responsible for all of the agreements and obligations of the Company hereunder. Notice of any such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and of said provisions so proposed to be made, shall be mailed to the Holder of this Warrant not less than thirty (30) days prior to such event. A sale of all or substantially all of the assets of the Company for a consideration consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

         (c) Notwithstanding anything herein to the contrary, the Per Share Exercise Price shall not be adjusted to a number that is less than the par value per share of the Warrant Shares purchasable hereunder.

         (d) No adjustment in the Per Share Exercise Price shall be required unless such adjustment would require an increase or decrease of at least $0.005 per share of Stock; PROVIDED, HOWEVER, that any adjustments which by reason of this Section 4(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 4 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be. Anything in this Section 4 to the contrary notwithstanding, the Company shall be entitled to make such adjustments in the Per Share Exercise Price, in addition to those required by this Section 4, as it in its discretion shall deem to be advisable in order that any stock dividend, subdivision of shares or other event hereafter made by the Company to its shareholders shall not be taxable.

         (d) If the Board of Directors of the Company shall declare any dividend or other distribution with respect to the Series E Preferred Stock or the Common Stock, other than a cash distribution out of earned surplus, the Company shall mail notice thereof to the Holder of this Warrant not less than 15 days prior to the record date fixed for determining shareholders entitled to participate in such dividend or other distribution.

    5.   Fully Paid Stock; Taxes.
         ------------------------

    The Company agrees that the shares of the Stock represented by each and every certificate for Warrant Shares delivered on the exercise of this Warrant shall, at the time of such delivery, be validly issued and outstanding, fully paid and non-assessable, and not subject to pre-emptive rights, and the Company will take all such actions as may be necessary to assure that the par value or stated value, if any, per share of the Stock is at all times equal to or less than the then Per Share Warrant Price. The Company further covenants and agrees that it will pay, when due and payable, any and all Federal and state stamp, original issue or similar taxes which may be payable in respect of the issue of any Warrant Share or certificate therefor.

    6.   Transferability; Stockholders' Agreement.
         -----------------------------------------

         (a) Title to this Warrant is transferable only in connection with the transfer of the Initial Preferred Shares to which this Warrant is attached, and then only on the books of the Company by the registered holder in person or by duly authorized attorney. The Holder hereof acknowledges that by virtue of its ownership of the Initial Preferred Shares the Holder is a party to the Stockholders' Agreement, and that transferability of the Initial Preferred Shares and the Warrant is limited as set forth therein.

         (b) This Warrant may not be sold, transferred, assigned or hypothecated by the Holder except in compliance with the provisions of the Securities Act of 1933, as amended (the "Act") and applicable state securities laws. The Company may treat the registered Holder of this Warrant as he or it appears on the Company's books at any time as the Holder for all purposes. The Company shall permit any Holder of a Warrant or his fully authorized attorney, upon written request during ordinary business hours, to inspect and copy or make extracts from its books showing the registered holders of Warrants. All warrants issued upon the transfer or assignment of this Warrant will be dated the same date as this Warrant, and all rights of the Holder thereof shall be identical to those of the Holder.

         (c) Upon exercise of this Warrant, the Holder agrees that it will become a party to and bound by the terms and conditions of the Stockholders' Agreement among the Company and its shareholders, if such Stockholders' Agreement has not been terminated in accordance with its terms prior to the exercise of this Warrant.

         (d) If requested in writing by the underwriters for the initial public offering of securities of the Company, the Holder shall agree not to sell publicly any shares of Common Stock issued pursuant to the exercise of this Warrant or pursuant to the conversion of Series E Preferred stock issued pursuant to the exercise of this Warrant (other than shares of Common Stock being registered in such offering), without the consent of such underwriters, for a period of not more than ninety (90) days following the effective date of the registration statement relating to such offering.

    7.   Loss, etc., of Warrant.
         -----------------------

    Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

    8.   Warrant Holders Not Shareholders.
         ---------------------------------

    Except as otherwise provided herein, this Warrant does not confer upon the holder any right to vote or to consent to or receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the exercise hereof.

    9.   Communication.
         --------------

    No notice of other communication under this Warrant shall be effective unless, but any notice or other communication shall be effective and shall be deemed to have been given if, the same is in writing and is mailed by first-class mail, postage prepared, addressed to:

         (a) the Company at 400 Cherrington Parkway, Suite 200, Coraopolis, Pennsylvania 15108, or such other address as the Company has designated in writing to the Holder, or

         (b) the Holder at the address set forth on the first page of this warrant, or such other address as the Holder has designated in writing to the Company.

    10.  Headings.
         ---------

    The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

    11.  Applicable Law.
         ---------------

    This Warrant shall be governed by and construed in accordance with the law of the State of New York without giving effect to the principles of conflicts of law thereof.

         IN WITNESS WHEREOF, DICK'S CLOTHING & SPORTING GOODS, INC. has caused this Warrant to be signed by its Vice President - Chief Financial Officer and attested this ___ day of April, 1996.




                                   DICK'S CLOTHING & SPORTING GOODS, INC.


                                   -------------------------------------------
                                   Michael F. Hines
                                   Vice President - Chief Financial Officer

ATTEST:


------------------------------

                                  SUBSCRIPTION
                                  ------------

         The undersigned, _________________________ pursuant to the provisions of the foregoing Warrant, hereby agrees to subscribe for and purchase ____________ shares of the Series E Convertible Preferred Stock (or, after a Conversion Event (as defined in the Warrant), the Common Stock) of DICK'S CLOTHING & SPORTING GOODS, INC. covered by said Warrant, and makes payment therefor in full at the price per share provided by said Warrant.


Dated:                                  Signature:
       ---------------------------                 -----------------------------
                                        Address:
                                                --------------------------------


                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED ___________________________ hereby sells, assigns and transfers unto ______________________ the foregoing Warrant and all rights evidenced thereby, and does irrevocably constitute and appoint
____________________________________ attorney, to transfer said Warrant on the books of DICK'S CLOTHING & SPORTING GOODS, INC.


Dated:                                  Signature:
       ---------------------------                 -----------------------------
                                        Address:
                                                --------------------------------


                               PARTIAL ASSIGNMENT
                               ------------------

         FOR VALUE RECEIVED, __________________________ hereby assigns and transfers unto ___________________ the right to purchase __________ shares of the Series E Convertible Preferred Stock (or, after a Conversion Event (as defined in the Warrant), the Common Stock) of DICK'S CLOTHING & SPORTING GOODS, INC. by the foregoing Warrant, and a proportionate part of said Warrant and the rights evidenced hereby, and does irrevocably constitute and appoint _________, attorney to transfer that part of said Warrant on the books of DICK'S CLOTHING & SPORTING GOODS, INC.


Dated:                                  Signature:
       ---------------------------                 -----------------------------
                                        Address:
                                                --------------------------------